                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             JDN REALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             JDN REALTY CORPORATION

                            359 EAST PACES FERRY ROAD
                                    SUITE 400
                             ATLANTA, GEORGIA 30305

                                                                  April 23, 2001



TO THE SHAREHOLDERS OF
JDN REALTY CORPORATION:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of JDN Realty Corporation, to be held on Thursday, May 17, 2001, at 8:00 a.m. (Atlanta Time), at the Grand Hyatt Atlanta, 3300 Peachtree Road Northeast, Atlanta, Georgia 30305. Please read the enclosed Annual Report to Shareholders and Proxy Statement for the 2001 Annual Meeting of Shareholders. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card as soon as possible so that your vote will be recorded. You may vote if you were a shareholder of record at the close of business on March 16, 2001. You may attend the meeting and vote in person even if you have previously voted by proxy. Please note that if your shares are held in "street name" (that is, through a broker, bank or other nominee) and you wish to vote at the Annual Meeting, you will need to obtain from the record holder a proxy form issued in your name to vote.

                                                Sincerely,


                                                /s/ CRAIG MACNAB
                                                ----------------------------
                                                Craig Macnab
                                                Chief Executive Officer

                                    IMPORTANT

                 COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.

                             JDN REALTY CORPORATION

                            359 EAST PACES FERRY ROAD
                                    SUITE 400
                             ATLANTA, GEORGIA 30305

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2001

                                 ---------------

TO THE SHAREHOLDERS OF
JDN REALTY CORPORATION:

         The Annual Meeting of Shareholders of JDN Realty Corporation will be held on Thursday, May 17, 2001, at 8:00 a.m. (Atlanta Time), at the Grand Hyatt Atlanta, 3300 Peachtree Road Northeast, Atlanta, Georgia 30305, for the following purposes:

         (1) The election of two nominees as Class I Directors and one nominee as a Class II Director; and

         (2) The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 16, 2001, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          By order of the Board of Directors,



                                          /s/ John D. Harris, Jr.
                                          ---------------------------------
                                          John D. Harris, Jr.
                                          Corporate Secretary

Atlanta, Georgia
April 23, 2001

                                    IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE FURNISHED FOR THAT PURPOSE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                             JDN REALTY CORPORATION

                            359 EAST PACES FERRY ROAD
                                    SUITE 400
                             ATLANTA, GEORGIA 30305

                                 ---------------

                                 PROXY STATEMENT

                                 --------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of JDN Realty Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Grand Hyatt Atlanta, 3300 Peachtree Road Northeast, Atlanta, Georgia 30305, on Thursday, May 17, 2001, at 8:00 a.m. (Atlanta Time), or at any adjournment thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of the Company on or about April 23, 2001.

         If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, will be voted in the following manner:

         (1) FOR the election of two nominees as Class I Directors and one nominee as a Class II Director; and

         (2) In accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting.

         The persons named as proxies on the enclosed form of proxy were selected by the Board of Directors. Shareholders who sign proxies have the right to revoke them at any time before they are voted by notifying the Company in writing prior to the date of the Annual Meeting or by voting by ballot at the Annual Meeting. Shareholders whose shares are held through a broker, bank or other nominee will need to obtain from the record holder a proxy form issued in the name of the beneficial owner in order to vote at the Annual Meeting.

         All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that shareholders who hold shares in "street name" (that is, through a broker, bank or other nominee) will need to bring personal identification and proof of ownership as of the record date and check in at the registration desk at the Annual Meeting. A brokerage statement or letter from the record holder indicating ownership as of the record date are examples of proof of ownership.

         The Board of Directors has fixed the close of business on March 16, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, the Company had authorized 150,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 32,876,234 shares were outstanding and entitled to vote. The Common Stock is the Company's only outstanding class of voting securities entitled to be voted at the Annual Meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

         The Amended and Restated Bylaws of the Company (the "Bylaws") provide that the Board of Directors is to be comprised of no less than three and no more than nine Directors, as determined within that range by the Board of Directors. The Board of Directors has fixed at seven the number of its members. As a result of the resignations of two management directors in 2000 and the appointment of Lee S. Wielansky on February 13, 2001 as a Class II Director to fill a vacancy until the Annual Meeting, the Board of Directors currently has six members and one vacancy.

         The Bylaws provide for three classes of members, each class to be equal or approximately equal in number. The Nominating Committee of the Board of Directors nominates and shareholders vote on one class of Directors at each year's annual meeting of shareholders. In 2001, Class I Directors are up for reelection at the Annual Meeting. Shareholders must also vote on any Board members who have been appointed by the Board to fill a vacancy since the previous annual meeting of shareholders.

         The Nominating Committee of the Board of Directors has nominated William B. Greene and William G. Byrnes, each of whom currently serves as a Class I Director, for election at the Annual Meeting as Class I Directors to serve until the annual meeting of shareholders in 2004 and until their successors have been elected and qualified. The Nominating Committee has also nominated Mr. Wielansky for election at the Annual Meeting as a Class II Director to serve until the annual meeting of shareholders in 2002 and until his successor has been elected and qualified. Messrs. Greene, Byrnes and Wielansky have each consented to be candidates and to serve as Directors if elected.

         Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby for the individuals nominated by the Board of Directors. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee that the current Board of Directors selects.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:


CLASS I NOMINEES               AGE                       BUSINESS EXPERIENCE                         DIRECTOR SINCE
----------------               ---                       -------------------                         --------------

William B. Greene               63    Chairman of the Board,  Carter County  Bancshares  (1964 -     December 1993
                                      Present),  BancTenn Corporation, (1976 - Present), Bank of
                                      Tennessee (Present);  Director,  Lone Star Steak & Saloon,
                                      Inc. (Present)

William G. Byrnes               50    Financial Consultant (March 1998 - Present);  Chairman and     February 1998
                                      Chief Executive  Officer,  Inceiba,  LLC (formerly Paladin
                                      Ventures,   LLC)  (June  1999  -  December  2000);   Chief
                                      Executive Officer,  Meditrust  Corporation (January 2000 -
                                      April 2000);  Distinguished Teaching Professor of Finance,
                                      McDonough  School  of  Business,   Georgetown  University,
                                      Washington,  D.C.  (August  1998  -  May  1999);  Managing
                                      Director,  Alex. Brown & Sons (July 1981 - February 1998);
                                      Director,  The Meditrust  Companies  and Security  Capital
                                      Preferred Growth Incorporated (Present)


CLASS II NOMINEE               AGE                       BUSINESS EXPERIENCE                         DIRECTOR SINCE
----------------               ---                       -------------------                         --------------


Lee S. Wielansky                49    President and Chief  Executive  Officer,  JDN  Development     February 2001
                                      Company,   Inc.   (November  2000  -  Present);   Managing
                                      Director,   Regency  Realty   Corporation  (March  1998  -
                                      November  2000);  President and Chief  Executive  Officer,
                                      Midland  Development  Group  (January  1995 - March 1998);
                                      Director,  Acadia  Realty  Trust  (Present);  Director and
                                      Vice Chairman, Allegiant Bancorp, Inc. (Present)

REQUIRED VOTE

         In accordance with the Bylaws, the election of the Class I and the Class II nominees named above requires a plurality of all the votes cast (in person or by proxy) at a meeting of shareholders at which a quorum is present. The Company's Charter does not provide for cumulative voting and, accordingly, the holders of Common Stock do not have cumulative voting rights with respect to the election of Directors. Consequently, each shareholder may cast only one vote per share for each of the nominees.

OTHER DIRECTORS

         In addition to the Class I and the Class II nominees named above, the persons named below currently serve on the Board of Directors of the Company. Shareholders are not voting on the election of the Class III Directors (whose term expires in 2003) or the remaining Class II Director (whose term expires in
2002). The following table shows the names, ages and business experience during the past five years (including all positions held with the Company) of each Class III Director and the remaining Class II Director, and the month and year in which each was first elected to the Board of Directors.

CLASS II DIRECTOR              AGE                       BUSINESS EXPERIENCE                          DIRECTOR SINCE
------------------             ---                       -------------------                         --------------

Haywood D. Cochrane, Jr.        52    President  and  Chief  Executive  Officer,   CHD  Meridian       December 1993
                                      Occupational  Healthcare,  Inc. (February 1997 - Present);
                                      Chief  Financial  Officer,  Laboratory  Corp.  of  America
                                      Holdings,  Inc.  (April 1995 - October 1996);  Acquisition
                                      work for National Health  Laboratories,  Inc. (June 1994 -
                                      April  1995);  Director,  Sonus  Corporation  and Tripath,
                                      Inc. (Present)


CLASS III DIRECTORS            AGE                       BUSINESS EXPERIENCE                          DIRECTOR SINCE
-------------------            ---                       -------------------                          --------------

Craig Macnab                    45    Chief Executive  Officer,  JDN Realty  Corporation  (April       December 1993
                                      2000 - Present); President, JDN Realty Corporation
                                      (September 2000 - Present); Consultant (1999 - 2000);
                                      President, Tandem Capital (1997 - 1999);
                                      General Partner, MacNiel Advisors (1993 -
                                      1996)

Philip G. Satre                 51    President and Chief Executive  Officer,  Promus Companies,         May 1999
                                      Inc.,   Harrah's   Entertainment,   Inc.   (April  1994  -
                                      Present);  Chairman of the Board, Harrah's  Entertainment,
                                      Inc.  (January  1997  -Present);   Director,  JCC  Holding
                                      Company  and  TABCORP  Holdings  Limited,   an  Australian
                                      public company (Present)



MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During 2000, the Board of Directors held seven meetings and took various actions by written consent. All Directors attended at least 75% of the meetings of the Board of Directors and its committees held while they were Directors. The Board of Directors has established the standing committees described below.

         EXECUTIVE COMMITTEE. The Executive Committee acts on behalf of the Board of Directors on certain matters concerning the management and conduct of the business and affairs of the Company other than those matters that cannot by law be delegated by the Board of Directors. The Executive Committee is currently comprised of Messrs. Byrnes, Cochrane and Macnab. The Executive Committee held two meetings during 2000, and took four actions by unanimous written consent.

         AUDIT COMMITTEE. The Audit Committee selects and engages on behalf of the Company and fixes the compensation of, a firm of independent auditors whose responsibility it is to audit the financial statements of the Company and its subsidiaries for the fiscal year in which they are appointed, and to report its findings to the Audit Committee. The Audit Committee reviews and considers the independence and performance of and the services provided and the fees charged by the independent auditors. In addition, the Audit Committee confers with the auditors and determines and reports to the Board of Directors on the plans and results of the auditing of the financial statements of the Company and its subsidiaries. The Audit Committee is also responsible for determining that the business practices and conduct of employees and other representatives of the Company and its subsidiaries comply with the Company's policies and procedures, and has such other duties as may be delegated by the Board of Directors as set forth in the Audit Committee's Charter, a copy of which is attached as APPENDIX A to this Proxy Statement. Each member of the Audit Committee is independent, as such term is defined by the listing standards of the New York Stock Exchange (the "Exchange"), and is free from any relationship to the Company that may interfere with the exercise of his independence from management and the Company. The Audit Committee is currently comprised of Messrs. Cochrane, Satre and Byrnes. Mr. Byrnes was appointed to the Audit Committee effective as of April 2, 2001 in accordance with the requirement of the Exchange that the Audit Committee consist of at least three directors, all of whom are independent and financially literate. The Audit Committee held eight meetings during 2000.

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for establishing a general compensation policy for the Company and has the responsibility for the approval of increases in Director fees and in salaries paid to officers and senior employees earning an annual base salary in excess of $150,000. The Compensation Committee administers the Company's employee benefit plans, including any stock compensation plans, stock purchase plans, bonus plans, retirement plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provisions of the Company's plans, the persons eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee is currently comprised of Messrs. Greene and Byrnes. The Compensation Committee held three meetings during 2000, and took seven actions by unanimous written consent.

         NOMINATING COMMITTEE. The Nominating Committee was formed in February 2001 to review the composition of the Board of Directors and to consider and recommend candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. The Nominating Committee is currently comprised of Messrs. Byrnes, Cochrane, Greene and Satre.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving on the Board of Directors or any committee of the Board of Directors. In 2000, Directors who were not employees of the Company or its affiliates were paid the compensation described below. All Directors receive reimbursement for any reasonable expenses incurred in attending Board of Directors or committee meetings.

         Effective August 29, 2000, Directors who are not employees of the Company or its affiliates receive $1,000 each per in-person or telephonic Board or committee meeting (except the chairperson, who receives $1,500 per meeting), $500 per day for any special activity requested by the Board lasting three hours or less, and $1,000 per day for any similar activity lasting more than three hours.

         The JDN Realty Corporation 1993 Non-Employee Director Plan (the "Director Plan") provides that Directors who are not employees of the Company or its affiliates automatically receive options to purchase 15,000 shares of Common Stock on January 1 of each year at an exercise price equal to the fair market value of the Common Stock on the date of grant. As of April 6, 2001, unexercised options to purchase an aggregate of 379,500 shares of Common Stock had been granted and were outstanding under the Director Plan.

         Until August 2000, the Director Plan provided that Directors who were not employees of the Company automatically received $10,000 in aggregate value of Common Stock (each a "Stock Award") on the first day of each calendar quarter. Effective August 29, 2000, the Director Plan was amended to decrease the amount of each subsequent quarterly Stock Award to $8,750 less the amount of Director Compensation (as defined in the Director Plan) each Participant has deferred under the JDN Realty Corporation Deferred Director Compensation Plan (the "Deferral Plan") for that fiscal quarter. Since October 1, 1999, each eligible Director has elected to defer receipt of his Stock Award to a future date pursuant to the Deferral Plan. Shares of Common Stock received by Directors pursuant to Stock Awards that are not deferred pursuant to the Deferral Plan are not transferable for a period of six months after the award is made. As of April 6, 2001, an aggregate of 6,567 shares of Common Stock had been granted as Stock Awards to current and former non-employee Directors pursuant to the Director Plan.

         In February 2001, the Director Plan was amended to provide for a one-time grant of options to each non-employee director to purchase 30,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on February 13, 2001, the date of the grant. The options (one-third of which may be exercised starting six months from the date of grant, an additional one-third starting 18 months from the date of grant and an additional one-third starting 30 months from the date of grant) expire ten years after the date of grant.

                              INDEPENDENT AUDITORS

         The Company has not selected a firm of independent auditors to audit the Company's consolidated financial statements for the year ending December 31, 2001. The Company is still considering several firms of independent auditors, including Ernst & Young LLP, which has served as the independent auditors of the Company since its formation in December 1993. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were approximately $230,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The aggregate fees billed by Ernst & Young LLP for professional services relating to financial information systems design and implementation rendered during the fiscal year ended December 31, 2000 were approximately $412,000.

ALL OTHER FEES

         The aggregate fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2000, other than those fees stated above, were approximately $471,094, of which $411,309 represented billings for services related to an investigation by a special committee of the Board of Directors, and related accounting, auditing, financial reporting, payroll tax and income tax services.

         The Audit Committee has considered the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" and has determined that such services are compatible with maintaining the independence of Ernst & Young LLP.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to ownership of Common Stock on April 6, 2001 (except as otherwise indicated) by
(i) each person known by the Company, based solely on a review of electronic filings made with the Securities and Exchange Commission (the "SEC"), to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's Directors and nominees for Director, (iii) each of the current and former executive officers named in the Summary Compensation Table, and (iv) all current executive officers and Directors of the Company as a group. Unless otherwise indicated, each shareholder listed below has sole voting and dispositive power with respect to the shares beneficially owned.


                                                                  AMOUNT AND NATURE OF       PERCENT OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP       BENEFICIALLY OWNED (1)
------------------------------------                              --------------------       ----------------------

Warren E. Buffett                                                      2,521,700                        7.7%
1440 Kiewit Plaza
Omaha, Nebraska 68131

Perkins, Wolf, McDonnell & Company                                     2,404,900(2)(3)                  7.3%(2)(3)
53 W. Jackson Boulevard, Suite 722
Chicago, Illinois 60604

RREEF America, L.L.C.                                                  2,038,650                        6.2%
875 N. Michigan Avenue, 41st Floor
Chicago, Illinois 60611

Berger Small Cap Value Fund                                            1,800,000(3)(4)                  5.5%(3)(4)
210 University Boulevard, Suite 900
Denver, Colorado 80206


                                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                           ----------------------------------------------------    PERCENT OF COMMON
                                                           SHARES WITH RIGHT   TOTAL BENEFICIAL    STOCK BENEFICIALLY
NAME OF BENEFICIAL OWNER                   SHARES HELD       TO ACQUIRE (1)        OWNERSHIP            OWNED(1)
------------------------                   -----------     -----------------   ----------------    -------------------
Craig Macnab                                   129,414          120,500             249,914                  *
John D. Harris, Jr.                             22,258           60,000              82,258                  *
Andrew E. Rothfeder                             25,087           24,000              49,087                  *
David L. Henzlik                                 9,682           60,000              69,682                  *
Leilani L. Jones                                10,682           60,000              70,682                  *
William G. Byrnes                               19,283           15,000              34,283                  *
Haywood D. Cochrane, Jr.                         5,914           36,000              41,914                  *
William B. Greene                                2,914           36,000              38,914(5)               *
Philip G. Satre                                  2,947            5,000               7,947                  *
Lee S. Wielansky                                25,000               --              25,000                  *
All Current Executive Officers and
  Directors as a Group (12 persons)            275,224          435,250             710,474                  2.1%

FORMER EXECUTIVE OFFICERS
-------------------------

J. Donald Nichols (6)                          937,007               --             937,007                  2.9%
Elizabeth L. Nichols (7)                       415,461          240,209             655,670                  2.0%
William J. Kerley (8)                           22,810               --              22,810                  *
W. Fred Williams (9)                                --               --                  --                  *

---------------------
*    Represents less than 1% of the outstanding shares of Common Stock.

(1) Pursuant to the rules of the SEC, shares of Common Stock which beneficial owners identified in this table have a right to acquire within 60 days of the date indicated are deemed to be outstanding for the purpose of computing the percent of Common Stock beneficially owned by that owner but are not deemed outstanding for the purpose of computing ownership of any other beneficial owner in the table.

(2) Consists of 400 shares as to which such holder has sole voting and dispositive power, and 2,404,500 shares as to which such holder has shared voting and dispositive power. On April 11, 2001, this shareholder filed an amended Schedule 13G reflecting beneficial ownership of 3,458,400 shares representing 10.6% of the outstanding shares of Common Stock, consisting of 30,400 shares as to which such holder has sole voting and dispositive power and 3,428,000 as to which such holder has shared voting and dispositive power.

(3) Perkins, Wolf, McDonnell & Company ("Perkins Wolf") serves as a portfolio manager for Berger Small Cap Value Fund ("Berger"). Based on filings made by Perkins Wolf with the SEC, the 7.3% of Common Stock reported as beneficially owned by Perkins Wolf includes the 5.5% reported as beneficially owned by Berger.

(4) Consists of 1,800,000 shares as to which such holder has shared voting and dispositive power.

(5) Includes 1,500 shares held by the William B. Greene Trust, of which Mr. Greene serves as trustee.

(6) Resigned as an executive officer effective April 12, 2000. Beneficial ownership information for Mr. Nichols provided as of that date, at which time Mr. Nichols disclaimed beneficial ownership of shares owned by Ms. Nichols.

(7) Resigned as an executive officer effective September 1, 2000. Beneficial ownership information for Ms. Nichols provided as of that date, at which time Ms. Nichols disclaimed beneficial ownership of shares owned by Mr. Nichols.

(8) Resigned as an executive officer effective April 11, 2000. Beneficial ownership information for Mr. Kerley provided as of that date.

(9) Resigned as an executive officer effective October 5, 2000. Beneficial ownership information for Mr. Williams provided as of that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. These directors, executive officers and principal shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed and the Company is required to report in this Proxy Statement any failure during 2000 to file reports as required.

         Based solely on its review of the copies of reports furnished to the Company and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that, with the exception of J. Donald Nichols and William J. Kerley, from whom the Company received no written representation in this regard but with respect to whom the Company is not aware of a failure to comply with Section 16(a), all
Section 16(a) reporting and filing requirements relating to ownership of the Common Stock were complied with during 2000.

                             EXECUTIVE COMPENSATION

SUMMARY ANNUAL COMPENSATION

         The following table reflects the compensation during 2000 and the two previous fiscal years of all individuals serving as Chief Executive Officer or in the office of the Chief Executive Officer during 2000 and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2000, and one additional executive officer for whom disclosure would have been provided but for the fact that he was not serving as an executive officer of the Company at the end of 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION     LONG-TERM COMPENSATION AWARDS
                                        ------------------------  -------------------------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
NAME AND PRINCIPAL POSITION                                           RESTRICTED      OPTIONS (NO.        ALL OTHER
HELD AS OF DECEMBER 31, 2000    YEAR      SALARY     ANNUAL BONUS  STOCK AWARDS(1)     OF SHARES)      COMPENSATION(2)
----------------------------    ----      ------     ------------  ---------------     ----------      ---------------
Craig Macnab,                 2000       $272,000     $310,272    $1,121,250(3)         150,000        $      164
Chief Executive Officer       1999             --           --            --                 --                --
                              1998             --           --            --                 --                --

John D. Harris, Jr.,          2000        187,223      165,000       220,000(4)(5)           --            10,056
Chief Financial Officer       1999        135,355       49,066            --                 --             2,707
                              1998        126,500       51,396            --                 --             2,530

David L. Henzlik, Vice        2000        183,691      146,000       110,000(4)(6)           --             4,762
President, Director of        1999        166,992      146,229            --                 --             3,200
Development, Leasing, JDN     1998        156,800      145,000            --                 --             3,136
Development Company, Inc.

Andrew E. Rothfeder, Senior   2000        180,000      125,000       220,000(4)(7)           --             3,400
Vice President, Director of   1999        149,800      110,219            --                 --             2,996
Asset Management              1998        140,000      108,000            --                 --             2,800

Leilani L. Jones, Vice        2000        143,509       47,999       110,000(4)(8)           --             3,400
President, Director of        1999        134,750       45,362            --                 --             2,695
Property Management           1998        126,500       52,754            --                 --             2,530

J. Donald Nichols*            2000        319,018           --            --                 --             2,374
                              1999        460,000           --     5,943,750(9)(10)          --             6,936
                              1998        385,000      392,000            --                 --            12,841

Elizabeth L. Nichols*         2000        280,115           --            --                 --         1,964,939(11)
                              1999        339,780      262,500     2,547,333(9)(12)          --             6,815
                              1998        302,500      308,000            --                 --            10,138

William J. Kerley*            2000        169,381           --            --                 --           338,419(13)
                              1999        245,960      187,500     1,698,209(9)(14)          --             9,826
                              1998        220,000      224,000            --                 --            10,334

W. Fred Williams*             2000        166,667      175,000     1,037,500(15)             --           250,000(16)
                              1999             --           --            --                 --                --
                              1998             --           --            --                 --                --

---------------

* Resigned as an executive officer during 2000. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."


(1) Aggregate market value calculated by multiplying fair market value of stock on date of grant by the number of shares granted. Dividends are paid to each Named Executive Officer on the shares of restricted stock held by him or her.

(2) Represents (a) contributions by the Company to its Savings and Profit Sharing Plan (a 401(k) plan) allocated to the account of the Named Executive Officer and (b) the portion of automobile lease payments made by the Company that have been allocated to non-business uses by the Named Executive Officer.

(3) 115,000 shares of restricted stock granted on November 17, 2000 pursuant to the terms of Mr. Macnab's employment agreement. 33,542 of the shares became vested as of the execution date of Mr. Macnab's employment agreement (and became transferable on January 1, 2001), and the remaining 81,458 become vested in equal monthly installments throughout the term of the employment agreement. As of December 31, 2000, Mr. Macnab held an aggregate of 110,208 shares of restricted stock, valued at $1,164,072.

(4) Pursuant to the 1993 Incentive Stock Plan (the "Incentive Plan"), the restrictions imposed on the award of restricted stock lapse and such shares become vested as a result of the participant's continued employment with or engagement as a consultant or advisor by the Company through the date which is ten years after the grant date; provided, however, up to 20% of such shares become vested each year that the participant achieves the performance criteria adopted by the Compensation Committee for the year.

(5) 20,000 shares of restricted stock granted on July 14, 2000. As of December 31, 2000, Mr. Harris held an aggregate of 21,855 shares of restricted stock, valued at $230,841.


(6) 10,000 shares of restricted stock granted on July 14, 2000. As of December 31, 2000, Mr. Henzlik held an aggregate of 10,000 shares of restricted stock, valued at $105,625.


(7) 20,000 shares of restricted stock granted on July 14, 2000. As of December 31, 2000, Mr. Rothfeder held an aggregate of 23,380 shares of restricted stock, valued at $246,946.


(8) 10,000 shares of restricted stock granted on July 14, 2000. As of December 31, 2000, Ms. Jones held an aggregate of 10,678 shares of restricted stock, valued at $112,786.


(9) Pursuant to the Long Term Incentive Plan (the "LTIP"), the restrictions imposed on the award of restricted stock as performance shares were to lapse and such shares were to become vested as a result of the participants' continued employment with or engagement as a consultant or advisor by the Company through the date which is ten years after the grant date; provided, however, up to 10% of such shares were to become vested in 1999 if the participant achieved the performance criteria adopted by the Compensation Committee and, beginning in calendar year 2000 and in each calendar year thereafter, up to 20% of such shares were to become vested each year that the participant achieves the performance criteria adopted by the Compensation Committee for the year.

(10) 300,000 shares of restricted stock granted on August 24, 1999. All of these shares have been forfeited by Mr. Nichols. As of December 31, 2000, Mr. Nichols held no shares of restricted stock.


(11) Includes $1,960,000 paid to Ms. Nichols under the terms of her severance agreement with the Company.


(12) 128,572 shares of restricted stock granted on August 24, 1999. As of December 31, 2000, Ms. Nichols held no shares of restricted stock.


(13) Includes $335,000 paid to Mr. Kerley under the terms of his severance agreement with the Company.


(14) 85,714 shares of restricted stock granted on August 24, 1999. All but 3,143 of these shares have been forfeited by Mr. Kerley. As of December 31, 2000, Mr. Kerley held no shares of restricted stock.


(15) 100,000 shares granted on March 7, 2000 pursuant to the terms of Mr. Williams' employment agreement. All of these shares have been forfeited by Mr. Williams. As of December 31, 2000, Mr. Williams held no shares of restricted stock.


(16) Includes (a) $100,000 paid to Mr. Williams as a bonus in connection with the execution of his employment agreement with JDN Development Company, Inc., (b) $75,000 paid to Mr. Williams as fees for consulting services provided to JDN Development Company, Inc. in October, November and December 2000 and (c) $75,000 paid to Mr. Williams as a bonus in connection with consulting services provided to JDN Development Company, Inc. in October, November and December 2000.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock options granted to the Named Executive Officers in 2000.


                                INDIVIDUAL GRANTS
                           --------------------------
                                          PERCENT OF                                         POTENTIAL REALIZABLE VALUE
                            NUMBER OF       TOTAL                                              OF ASSUMED ANNUAL RATES OF
                           SECURITIES       OPTIONS                                           STOCK PRICE APPRECIATION FOR
                           UNDERLYING     GRANTED TO      EXERCISE OR                                OPTION TERM(1)
                             OPTIONS     EMPLOYEES IN   BASE PRICE PER    EXPIRATION          ------------------------------
          NAME               GRANTED      FISCAL YEAR        SHARE           DATE                   5%             10%
          ----               -------      -----------        -----           ----                   --             ---

Craig Macnab.........        150,000         38.9%           $9.75       November 17, 2010       $919,758      $2,330,848

---------------------------------
(1) Based on the closing price of the Common Stock of $9.75 per share as reported on the New York Stock Exchange on November 17, 2000, less the exercise price of the options. Options for 43,750 shares became vested on the execution date of Mr. Macnab's employment agreement, and options for the remaining 106,250 shares become vested in equal monthly installments throughout the term of Mr. Macnab's employment agreement.

SAR GRANTS IN LAST FISCAL YEAR

         The Company granted no SARs to the Named Effective Officers in 2000.

OPTION EXERCISES AND YEAR-END VALUES

         The following table provides certain information with respect to the Named Executive Officers with respect to unexercised options at December 31, 2000. None of the Company's Named Executive Officers exercised options during 2000. No stock appreciation rights were outstanding in 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS               IN-THE MONEY OPTIONS AT
                                       AT FISCAL YEAR-END                 FISCAL YEAR-END (1)
                                 -----------------------------       -------------------------------
NAME                             EXERCISABLE     UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
----                             -----------     -------------       -----------       -------------
Craig Macnab..............          83,000           116,500           $40,625            $81,250

John D. Harris, Jr........          60,000               --                 --                 --

Andrew E. Rothfeder.......          24,000               --                 --                 --

David L. Henzlik..........          60,000               --                 --                 --

Leilani L. Jones..........          60,000               --                 --                 --

J. Donald Nichols (2).....              --               --                 --                 --

Elizabeth L. Nichols (3)..         240,209               --                 --                 --

William J. Kerley (4).....              --               --                 --                 --

Fred Williams.............              --               --                 --                 --

---------------
(1) Based on the closing price of the Common Stock of $10.5625 per share as reported on the New York Stock Exchange on December 29, 2000, less the exercise price of the options.

(2)  Forfeited all stock options in 2000.

(3) Options to purchase 225,000 shares of Common Stock at an exercise price of $20.75 per share forfeited in 2000.

(4)  Forfeited all stock options in 2000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         As of December 31, 2000, the Company had entered into employment agreements with three of the Named Executive Officers. The status of the Company's employment arrangements with each Named Executive Officer is described below.

         EMPLOYMENT AGREEMENTS.

         The Company's current employment agreements with Mr. Macnab, Mr. Harris, and Ms. Jones became effective on November 17, 2000, July 1, 2000 and November 27, 2000, respectively.

         Mr. Macnab's employment agreement, pursuant to which he serves as Chief Executive Officer of the Company, has a two-year term. Under his agreement, Mr. Macnab receives an annual base salary of $384,000, subject to increase by the Board of Directors of the Company. Mr. Macnab is entitled to participate in all incentive, savings and retirement plans applicable generally to senior executive officers of the Company. Mr. Macnab is also entitled to an annual bonus based on performance criteria established by the Compensation Committee of the Board of Directors of the Company in connection with the negotiation of Mr. Macnab's employment agreement.

         If the Company terminates Mr. Macnab's employment without cause, he is entitled to receive his accrued salary, earned bonus, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits through the date of termination. In addition, Mr. Macnab will receive as severance compensation his base salary for the period beginning at the time of such termination and ending on the second anniversary of the effective date of his employment agreement.

         If a "change-in-control" (as defined in the employment agreement) occurs, and the Company or Mr. Macnab terminates his agreement, Mr. Macnab is entitled to receive his accrued salary and other benefits described above through the remaining term of the agreement and an amount equal to one year's salary computed at the rate of the base salary as of the effective date of termination, plus the amount equal to the bonus earned by Mr. Macnab in the year immediately preceding the date of such termination.

         The Company may terminate Mr. Macnab's agreement for "cause," which is defined to include willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or by reason of his willful material breach of the agreement which has resulted in material injury to the Company. In the event of Mr. Macnab's termination for cause, he shall receive all accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits. Mr. Macnab's agreement may also be terminated if Mr. Macnab dies or becomes disabled and his disability continues for a period of 12 consecutive months. In the event of termination of the agreement because of Mr. Macnab's death or disability, Mr. Macnab (or his estate) will receive these same payments but no additional severance benefits.

         The Company has agreed, in accordance with the Company's Charter and Bylaws and pursuant to an Indemnity Agreement between the Company and Mr. Macnab, to indemnify Mr. Macnab for certain liabilities arising from actions taken within the scope of his employment. Mr. Macnab's employment agreement contains restrictive covenants applicable during the term of his employment agreement and for a period of one year thereafter.

         Mr. Harris' and Ms. Jones' employment agreements, pursuant to which they serve as Chief Financial Officer and Vice President, Property Management, respectively, have a two-year term and a one-year term, respectively. Under his agreement, Mr. Harris receives an annual base salary of $200,000, subject to increase by the Board of Directors of the Company. Under her agreement, Ms. Jones receives an annual base salary of $143,509, subject to increase by the Board of Directors of the Company. Mr. Harris and Ms. Jones are entitled to participate in all the Company's stock option plans and all other benefit programs generally available to executive officers of the Company. Mr. Harris and Ms. Jones are also each entitled to an annual bonus at the discretion of the Compensation Committee of the Board of Directors.

         If the Company terminates Mr. Harris' or Ms. Jones' employment without cause, such terminated employee is entitled to receive accrued salary, earned bonus, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits through the date of termination. In addition, Mr. Harris will receive as severance compensation his base salary for two years after such termination and Ms. Jones will receive as severance compensation her base salary for one year after such termination. At the Company's election, it may make a lump sum severance payment equal to the present value of such severance payments (using the prime rate as reported by J.P. Morgan on the date of delivery of the election notice).

         If a "change-in-control" (as defined in the employment agreements) occurs, Mr. Harris and Ms. Jones may terminate their respective agreements and receive their base salary for two years and one year, respectively, and the average of their respective annual bonuses in the two years immediately preceding the date of termination. In addition, Mr. Harris and Ms. Jones will be entitled, subject to certain limitations, to receive the other benefits described above through the remaining term of the agreement and all awards granted under the Company's stock plans become immediately exercisable.

         The Company may terminate Mr. Harris' and Ms. Jones' agreements for "cause," which is defined to include material breach of their respective agreements, failure to adhere to a written policy of the Company that has a material adverse effect on the Company and appropriation of a material business opportunity of the Company. In the event of Mr. Harris' or Ms. Jones' termination for cause, such employee shall receive all accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits. These agreements may also be terminated upon the death or continuing disability of the employee for a period of 120 consecutive days, or 180 days during any twelve-month period. In the event of termination of the agreement because of Mr. Harris' or Ms. Jones' death or disability, such employee (or his or her estate) shall receive these same payments but no additional severance benefits.

         The Company has agreed to indemnify, and on request advance funds to, Mr. Harris and Ms. Jones for certain liabilities arising from actions taken within the scope of employment. Mr. Harris' and Ms. Jones' employment agreements contain restrictive covenants pursuant to which these employees have agreed not to compete with the Company during their respective terms of actual employment.

SEVERANCE AGREEMENTS.

         On February 13, 2000, J. Donald Nichols resigned as Chief Executive Officer of the Company and President of JDN Development Company, Inc. ("JDN Development"). Effective April 12, 2000, Mr. Nichols resigned as Chairman of the Company and from any other position as an employee, officer or director he had with the Company and its affiliates. On May 19, 2000, Mr. Nichols sold his controlling equity interest in JDN Development to W. Fred Williams, who was then serving as President of JDN Development. Under the terms of the severance agreement entered into by the Company and JDN Development with Mr. Nichols, pursuant to which Mr. Nichols' employment agreement with the Company was terminated, the Company cancelled (i) vested stock options to purchase 1,286,049 shares of Common Stock (at exercise prices between $13.50 and $20.75), (ii) all of Mr. Nichols' 300,000 unvested shares of Common Stock that had been issued to him under the Company's Long-Term Incentive Plan ("LTIP"), and (iii) 11,131 unvested shares of Common Stock that had been issued to him under the Company's Deferred Bonus Plan. Mr. Nichols also forfeited cash bonuses deferred under the Deferred Bonus Plan. Mr. Nichols agreed that he would have no right to any bonus for 1999, and forfeited any claim to substantial severance payments under the terms of his employment agreement. The Company and JDN Development agreed to pay Mr. Nichols a total consulting fee of $175,000 for three months of consulting services and transferred to him the automobile he had used as an employee. Under the terms of the severance agreement, (i) the Company and JDN Development entered into a limited release of Mr. Nichols in connection with the undisclosed compensation, certain undisclosed related party transactions and the costs of the investigation by the special committee and (ii) the Company and JDN Development agreed to advance reasonable expenses to Mr. Nichols for claims asserted against him by reason of his former status as an officer or employee of the Company or JDN Development, in accordance with the terms of their respective Charters and Bylaws, and the terms of Mr. Nichols' employment agreement and indemnification agreement and applicable law.

         Ms. Nichols resigned as a Director of the Company on August 20, 2000 and, effective September 1, 2000, she resigned as the President of the Company. The severance agreement entered into by the Company with Ms. Nichols provided Ms. Nichols with a severance payment of $1,960,000 in cash, payable in two equal installments of $980,000 each on September 1, 2000 and December 1, 2000. Ms. Nichols also received the cash value of accrued vacation time in the amount of $42,404. Under the terms of her severance agreement, Ms. Nichols retained options to purchase 75,000 shares of Common Stock at an exercise price of $13.50 per share and 165,208 shares at an exercise price of $14.67 per share. The Company has agreed to extend the date through which Ms. Nichols may exercise these options to June 30, 2001. Ms. Nichols forfeited her options to purchase 225,000 shares of Common Stock at an exercise price of $20.75 per share. Ms. Nichols retained 8,746 unvested shares of Common Stock awarded to her pursuant to the Company's Deferred Bonus Plan and 128,572 unvested shares of Common Stock awarded to her pursuant to the Company's LTIP. The Company agreed to treat the Deferred Bonus Plan shares and the LTIP shares as fully vested as of September 1, 2000. The Company agreed to indemnify and advance expenses to Ms. Nichols for certain liabilities arising from actions taken against Ms. Nichols by reason of her status as a director, officer and employee of the Company, but only to the extent previously provided for under the Company's Charter, Bylaws, the terms of Ms. Nichols' employment agreement and applicable law. Ms. Nichols agreed not to contact, solicit or do business with customers, clients or tenants of the Company whose identity she obtained or with whom she developed a business relationship through her association with the Company, and agreed not to entice or induce any employee of the Company to leave the employment of the Company, for a period of two years after September 1, 2000. Ms. Nichols further agreed not to take certain actions by virtue of her continuing status as a shareholder of the Company, including actions that could affect the control or management of the Company, for a period of one year after September 1, 2000. The Company agreed to waive the non-competition provisions contained in Ms. Nichols' employment agreement.

         William J. Kerley resigned as Chief Financial Officer of the Company, effective April 11, 2000. The severance agreement entered into by the Company and JDN Development with Mr. Kerley terminated his employment agreement with the Company and provided Mr. Kerley with an immediate severance payment of $200,000 in cash and an additional $135,000 on December 29, 2000. Mr. Kerley also forfeited any claim to substantial severance payments under the terms of his employment agreement. Under the terms of his severance agreement, Mr. Kerley forfeited all unvested shares of Common Stock awarded to Mr. Kerley pursuant to the Company's LTIP and Deferred Bonus Plan and cash bonuses deferred under the Deferred Bonus Plan. Mr. Kerley retained ownership of all stock options and all vested shares of Common Stock awarded to Mr. Kerley pursuant to the LTIP and Deferred Bonus Plan. The Company and JDN Development have agreed to indemnify and advance expenses to Mr. Kerley for certain liabilities arising from actions taken against Mr. Kerley by reason of his former status as an officer and employee of the Company and JDN Development, but only to the extent previously provided for under their respective Charters and Bylaws, and the terms of Mr. Kerley's employment agreement and applicable law.

         W. Fred Williams resigned as President and Director of JDN Development, effective October 5, 2000. On October 2, 2000, JDN Development entered into a consulting agreement (the "Consulting Agreement") pursuant to which Mr. Williams was paid a bonus of $175,000 earned by Mr. Williams for his period of employment, $25,000 per month to provide consulting services to JDN Development from October through December 2000 and a bonus of an additional $25,000 for each month Mr. Williams consulted with JDN. Under the Consulting Agreement, JDN Development agreed to indemnify Mr. Williams to the same extent it had agreed to indemnify Mr. Williams under his employment agreement. Pursuant to the terms of the Consulting Agreement, Mr. Williams forfeited the 100,000 shares of restricted stock previously awarded to him pursuant to the Company's LTIP, and JDN Development agreed to release Mr. Williams from his covenant not to compete.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Board of Directors are Messrs. Greene and Byrnes. There are no interlocks among the members of the Compensation Committee.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The following Compensation Committee Report on Executive Compensation and the Performance Graph included in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE OVERVIEW

         The Compensation Committee has the responsibility for establishing a general compensation policy for the Company. The Compensation Committee is responsible for administering all of the Company's employee benefit plans, including any stock compensation plans, stock purchase plans, bonus plans, retirement plans, and medical, dental and insurance plans. Subject to the provisions of these employee benefit plans, the Compensation Committee must determine the individuals eligible to participate in each of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

         The Compensation Committee is comprised of independent Directors, none of whom is or has been an employee of the Company. The Compensation Committee has from time to time utilized an independent compensation consultant to provide information in connection with its deliberations.

         The Compensation Committee intends for the Company's executive compensation program to attract, motivate and retain key employees of the Company and its subsidiaries, and to provide for (i) base salaries competitive with those paid by comparable companies, (ii) variable annual incentives which reflect contributions by key employees to the Company's annual performance objectives and (iii) variable long-term incentives utilizing equity ownership in the Company which reflect contributions by key employees to the Company's achievement of longer-term goals.

EXECUTIVE COMPENSATION FOR 2000

         Executive compensation for the Company in 2000 was comprised of four elements: base salaries, cash bonus awards and non-cash awards of restricted stock and options.

         BASE SALARIES. The Compensation Committee approves all increases in salaries paid to officers and senior employees of the Company who earn an annual base salary in excess of a threshold amount established in the Company's Bylaws. The threshold amount established in the Company's current Bylaws is $150,000. Salaries paid in 2000 to the following executive officers of the Company or JDN Development were established pursuant to employment agreements with the Company or JDN Development: Craig Macnab, Lee S. Wielansky, John D. Harris, Jr., Laurie
A. Farris, Leilani L. Jones and Michael A. Quinlan. In 2000, the Compensation Committee approved adjustments to the annual base salaries of those executive officers whose base salaries exceeded the $150,000 threshold amount based on management's recommendations. Management's recommendations were based on qualitative performance reviews of these individuals in light of the nature and significance of their positions, the results achieved in performing the tasks assigned to them, and their tenure with and general contributions to the Company, particularly in light of events surrounding the special committee's investigation and findings in 2000. Salaries paid to J. Donald Nichols, Elizabeth L. Nichols, William J. Kerley and W. Fred Williams for part of 2000 were established pursuant to existing employment agreements with these former executive officers. Each of Messrs. Nichols, Kerley, Hughes, Whittelsey and Williams and Ms. Nichols entered into severance agreements in 2000 with the Company or JDN Development, as applicable, pursuant to which all employment agreements with these officers were terminated.

         CASH BONUS AWARDS. The Company awarded cash bonuses in February 2001 to executive officers of the Company based on performance in 2000. Except as otherwise indicated herein, cash bonuses awarded in 2001 were determined by the Chief Executive Officer on a subjective basis in light of individual performance. The Chief Executive Officer's cash bonus was based on a predetermined level of funds from operations growth established by the Board of Directors in accordance with the terms of his employment agreement. The cash bonuses awarded to Leilani L. Jones, Michael A. Quinlan and Laurie Farris were based in part on the results achieved in 2000 in three categories, weighted 30% on corporate performance (based on a predetermined level of rate of growth in FFO per share) and 70% on business unit (departmental) and individual performance, and in part on a subjective basis as determined by the Chief Executive Officer. The weighting between departmental and individual performance was determined by management depending on the executive officer and the department to which he or she was assigned.

         RESTRICTED STOCK AWARDS. In 2000, the Company granted shares of restricted stock to the following executive officers in the amounts indicated:
Craig Macnab, 115,000 shares; Lee S. Wielansky, 25,000 shares; John D. Harris, Jr., 20,000 shares; Andrew Rothfeder, 20,000 shares; David L. Henzlik, 10,000 shares; Michael A. Quinlan, 12,500 shares; Leilani L. Jones, 10,000 shares; and Laurie A. Farris, 8,000 shares. The restrictions imposed on the award of restricted stock granted to Mr. Macnab are discussed below under "Chief Executive Officer Compensation." The restrictions imposed on the awards of restricted stock granted to Mr. Wielansky lapse and such shares become vested 20% on each February 13; provided, however, if Mr. Wielansky's employment agreement is not extended beyond November 27, 2001, 100% of such shares shall vest and become transferable. The restrictions imposed on the award of restricted stock granted to the other executive officers lapse and such shares become vested as a result of the participant's continued employment with or engagement as a consultant or advisor by the Company through the date which is ten years after the grant date; provided, however, up to 20% of such shares will become vested each year that the participant achieves the performance criteria adopted by the Compensation Committee for the year.

         OPTION AWARDS. In 2000, the Company granted options at an exercise price of fair market value on the date of grant to purchase common stock to the following executive officers in the amounts indicated: Craig Macnab, 150,000 shares; and Lee S. Wielansky, 200,000 shares. The vesting schedule for the options granted to Mr. Macnab is described below under "Chief Executive Officer Compensation." The options granted to Mr. Wielansky vest and become exercisable as to all 200,000 shares on November 27, 2001.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As Chief Executive Officer of the Company, Mr. Macnab's annual base salary was set under his employment agreement based in part on the Compensation Committee's review of a report on executive compensation for other REITs prepared by an independent compensation consultant. The Compensation Committee also considered the Company's recent history and the challenges resulting from the special committee's investigation and findings in 2000. Under the terms of his employment agreement, Mr. Macnab is entitled to an annual base salary of $384,000 and an annual bonus based on the performance of the Company, as measured primarily by funds from operations. Mr. Macnab is also entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. In connection with the execution of his employment agreement, Mr. Macnab was awarded the 115,000 shares of restricted stock and the options to purchase 150,000 shares of common stock referenced above. The restrictions imposed on the award of restricted stock granted to Mr. Macnab lapse and such shares become vested as to 33,542 on the execution date of Mr. Macnab's employment agreement (but which were not transferable until January 1, 2001) and, as to the remaining 81,458, in equal monthly installments throughout the term of Mr. Macnab's employment agreement. The options to purchase shares of common stock vest as to 43,750 on the execution date of Mr. Macnab's employment agreement, and the remaining 106,250 in equal monthly installments throughout the term of Mr. Macnab's employment agreement.

         The former Chairman and Chief Executive Officer of the Company, J. Donald Nichols, was entitled to an annual base salary of $460,000 under the terms of his 1996 employment agreement. While serving in the office of Chief Executive Officer in 2000, Elizabeth L. Nichols and William J. Kerley continued to be compensated pursuant to their respective employment agreements as the President and Chief Financial Officer of the Company, respectively. The annual base salaries of Ms. Nichols and Mr. Kerley were set under their respective 1996 employment agreements. Under the terms of their respective employment agreements, Mr. Nichols, Ms. Nichols and Mr. Kerley were entitled to annual bonuses at the discretion of the Compensation Committee, and were entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. Pursuant to the terms of severance agreements, employment agreements with Mr. Nichols, Ms. Nichols and Mr. Kerley have been terminated.

COMPENSATION PLANNING FOR 2001

         Based on the recommendations of management and independent compensation consultants engaged in prior years, the Compensation Committee's goal continues to be compensation for the Company's executives that is consistent with its strategic plan and is a performance-based compensation program specifically related to criteria that reflect the Company's performance using quantifiable measures. The Compensation Committee currently anticipates that, through a coordinated effort with management, it will implement a compensation policy providing for salary increases, cash bonuses and non-cash incentive awards based on both qualitative and quantitative measures of executives' performance within the framework of the Company's strategic plan. The vesting schedule for incentive awards to executive officers generally will be based on a combination of years of service by the individual and the Company's achieving predetermined levels of performance to be established by the Compensation Committee in consultation with management.

SECTION 162(m)

         Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction by a public company for compensation in excess of one million dollars paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the limitation on deductibility if certain requirements are met. In 2000, no executive named in the Summary Compensation Table above received compensation exceeding the threshold for deductibility under Section 162(m).

         Generally, the Compensation Committee intends to structure the performance-based portion of the compensation of the Company's executive officers in a manner that complies with Section 162(m) to the extent necessary to maximize the corporate tax deduction while enabling the Company to attract and retain qualified executives. The Compensation Committee does, however, have the authority and reserves the discretion to authorize non-deductible compensation in special circumstances and when it deems such compensation appropriate to reward performance that increases the long-term value of the Company.

                                                     COMPENSATION COMMITTEE

                                                     William B. Greene, CHAIRMAN

                                                     William G. Byrnes

                             AUDIT COMMITTEE REPORT

         The following Audit Committee Report included in this Proxy Statement shall not be deemed to be incorporated by reference, by any general statement incorporating by reference, this Proxy Statement into any filing under the Securities Act of 1933 in the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

         The Audit Committee of the Board of Directors of the Company consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange.

         The Company's management has primary responsibility for preparing the Company's financial statements and implementing internal controls over financial reporting. The Company's independent auditors, Ernst & Young LLP ("E&Y"), are responsible for expressing an opinion that the Company's consolidated financial statements conform in all material respects to generally accepted accounting principles and for reporting any material weaknesses in internal controls during the course of their audit.

         The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Company's Board, which is attached as APPENDIX A to this Proxy Statement. In fulfilling its responsibilities for fiscal year 2000, the Audit Committee:

         o Reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000;

         o Discussed with E&Y the matters required to be discussed under Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         o Received the written disclosures and the letter from E&Y regarding E&Y's independence as required by Independence Standards Board Standard No. 1, and discussed with E&Y their independence from the Company.

         Based on the Audit Committee's review of the audited financial statements and discussions with management and E&Y as described above and in reliance thereon, the Audit Committee recommended to the Company's Board that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                   AUDIT COMMITTEE

                                                   Haywood D. Cochrane, CHAIRMAN

                                                   Philip G. Satre

                          COMPARATIVE PERFORMANCE GRAPH

         Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph that compares the yearly percentage change in cumulative total shareholder return on the Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group index. The following graph compares the yearly percentage change in the return on the Common Stock since December 31, 1995 with the cumulative total return on the Standard and Poor's 500 Index and the Total Return Index for Equity REITs, published by The National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). The graph assumes the investment of $100 on December 29, 1995 and that all dividends were reinvested. The following graph and the index values with the graph were prepared at the request of the Company by SNL Securities L.C.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     FOR THE PERIOD ENDING DECEMBER 31, 2000


                                                                 PERIOD ENDING
                               ------------------------------------------------------------------------------------
INDEX                          12/31/95        12/31/96       12/31/97       12/31/98       12/31/99       12/31/00
-----                          --------        --------       --------       --------       --------       --------
JDN Realty Corporation           100.00         133.84         167.36         179.06         144.95         106.98
S&P 500                          100.00         122.86         163.86         210.64         254.97         231.74
NAREIT All Equity REIT Index     100.00         135.27         162.67         134.20         128.00         161.76


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         JDN Development was formed in December 1994 to engage primarily in the development of shopping center properties. In order to comply with federal income tax law requirements, JDN Development was initially structured such that the Company owned 99% of the economic interest while the remaining 1% of the economic interest was owned by a former executive officer of the Company. Prior to January 1, 2001, the Company owned 100% of the non-voting common stock and 1% of the voting common stock of JDN Development, and received 99% of any dividends or other distributions paid by JDN Development. Prior to January 1, 2001, J. Donald Nichols and then W. Fred Williams, each a former executive officer of the Company, owned 99% of the voting common stock of JDN Development and received 1% of any dividends or other distributions paid by JDN Development, and served on JDN Development's Board of Directors, maintaining the ability to effectively control JDN Development. Recent legislation amending the tax laws applicable to REITs permitted a change in the ownership structure of JDN Development. Effective January 1, 2001, the Company effected this change by acquiring 100% of the ownership of JDN Development. The Company and JDN Development elected taxable REIT subsidiary status for JDN Development. As of December 31, 2000, the Company had invested $4.0 million in JDN Development in the form of equity capital, $134.6 million in the form of secured notes receivable and $58.9 million in the form of unsecured advances. As of December 31, 2000, the Company guaranteed one loan of JDN Development in the amount of $3.3 million. This loan was secured by property owned by JDN Development and was paid in full in February 2001.

         In February 2000, the Company announced that it had discovered undisclosed compensation arrangements and related party transactions with certain executive officers of the Company and JDN Development. As a result of the Company's discovery of the undisclosed compensation arrangements and related party transactions, a special committee of non-management members of the Board of Directors was formed to conduct an inquiry into matters related to the undisclosed compensation arrangements and related party transactions and their effect on the Company's financial statements and credit agreements. The special committee of the Board of Directors concluded this inquiry in May 2000. For additional information on the undisclosed compensation arrangements and related party transactions, see the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         In September 1999, Jeb L. Hughes and C. Sheldon Whittelsey, former executive officers of the Company and JDN Development, through ALA Associates, Inc. ("ALA"), received from a third-party seller a $250,000 unauthorized fee in connection with the purchase of land by JDN Real Estate-Conyers, L.P. In January 2000, ALA repaid this amount in its entirety.

         Through October 2000, Mr. Hughes and Mr. Whittelsey each owned a 25% interest in GeoSurvey, Ltd. Co. ("GeoSurvey"). During 2000, GeoSurvey performed survey work for the Company and JDN Development and received payment for these services from the Company in the amount of $16,943, and from JDN Development in the amount of $211,795.

         Comm-Aviation, LLC ("Comm-Aviation"), a Tennessee limited liability company, was 99% owned by Mr. Nichols. During 2000, Comm-Aviation provided charter flight service to the Company and JDN Development and received payment for these services from the Company in the amount of $47,331, and from JDN Development in the amount of $29,757.

         Lawsuits have been filed against the Company, as a nominal defendant, and against individual defendants J. Donald Nichols, Elizabeth L. Nichols, Craig Macnab, Philip G. Satre, William G. Byrnes, Haywood D. Cochrane, Jr., William B. Greene, Jeb L. Hughes, C. Sheldon, Whittelsey, IV and William J. Kerley in the United States District Court for the Northern District of Georgia, Atlanta Division, in Fulton County Superior Court and in the State Court of Fulton County. Each of the named individuals is a current or former officer or director of the Company or JDN Development. The plaintiffs purport to bring these suits as derivative actions, alleging that from 1994 through 1999 the individual defendants violated certain duties in connection with the undisclosed compensation arrangements and unauthorized benefits described in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The complaints allege claims for breach of fiduciary duty, abuse of control, waste of corporate assets, unjust enrichment and gross mismanagement, and seek injunctive relief and damages. As a result of the inherent uncertainties of the litigation process, the Company is unable to predict the outcome of this litigation. Regardless of the outcome, this proceeding could be costly, time consuming and a diversion to management.

                               GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         All shareholder proposals that are intended to be included in the Company's proxy statement for business to be conducted at the Company's annual meeting next year must, in addition to meeting the requirements of SEC Rule 14a-8, be submitted in writing and received by the Company at its executive offices at 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305, not later than December 24, 2001. In addition, the Company's Bylaws require timely notice to the Company of all business to be submitted at each annual meeting of shareholders. If a shareholder wishes to present a proposal at the Company's annual meeting in 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws. For the 2002 annual meeting, such notice must be provided to the Company no earlier than December 24, 2001 and no later than January 23, 2002. If a shareholder gives notice of such a proposal outside this period, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.

COUNTING OF VOTES

         All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot or proxy. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes by ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. The proposal presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under such proposal.

         The inspectors of election will treat shares represented by properly executed proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions do not, however, constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

         The inspectors of election will treat shares represented by properly executed proxies that reflect "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, however, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

         The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the Directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

         Management of the Company is not aware of any matters other than those described above which may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

         A copy of the Company's 2000 Annual Report to Shareholders is being mailed with this Proxy Statement.

         FOR INFORMATION CONCERNING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SEC, AVAILABLE TO SHAREHOLDERS FREE OF CHARGE, PLEASE WRITE: CHARLES N. TALBERT, INVESTOR RELATIONS, JDN REALTY CORPORATION, 359 EAST PACES FERRY ROAD, SUITE 400, ATLANTA, GEORGIA 30305.

                                             By order of the Board of Directors,



                                             /s/ John D. Harris, Jr.
                                             --------------------------------
                                             John D. Harris, Jr.
                                             Corporate Secretary

April 23, 2001

                                                                      APPENDIX A

                                     CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                             JDN REALTY CORPORATION

ARTICLE I. PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors of JDN Realty Corporation (the "Company") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting and legal compliance; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's finance, accounting and legal policies, procedures and practices at all levels. The Audit Committee's general responsibilities and duties are to: o


         o Serve as an independent and objective party to monitor the Company's financial reporting process and review from time to time the adequacy of the Company's internal control system regarding finance, accounting and legal compliance, and report from time to time on these matters to the Board of Directors;

         o Select and engage on behalf of the Company and fix the compensation of a firm of independent auditors whose duty it shall be to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which they are appointed, and who shall report to the Audit Committee;

         o Confer with the independent auditors and determine, and from time to time report to the Board of Directors upon, the plans and results of the auditing of the books and accounts of the Company;

         o Review and consider the independence and performance of and the services provided and fees charged by the Company's independent auditors, and from time to time report on these matters to the Board of Directors;

         o Provide an open avenue of communication among the independent auditors, management, the internal accounting department, the internal auditors, if any, and the Board of Directors; and

         o Perform such other duties and responsibilities as may be delegated by the Board of Directors, as set forth in this Charter from time to time.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in ARTICLE IV of this Charter. In fulfilling its responsibilities, the Audit Committee will remain flexible in order to best react to a changing regulatory environment. The Audit Committee will have the authority to conduct any investigation appropriate to fulfilling its responsibilities contained in this Charter, and it will have the authority to communicate directly with the independent auditors as well as any employee of the Company. The Audit Committee will have the authority to retain, at the Company's expense, special accounting, legal or other consultants or experts it deems necessary in the performance of its duties.

         The Audit Committee is not responsible for preparing the financial statements, implementing or monitoring the effectiveness of internal controls or auditing the financial statements. Management of the Company has the responsibility for preparing the financial statements and implementing internal controls over financial reporting, and the independent auditors have the responsibility for expressing an opinion that the Company's consolidated financial statements conform in all material respects to generally accepted accounting principles and for reporting any material weaknesses in internal controls during the course of their audit. The review of the Company's interim and annual financial statements by the Audit Committee is not performed at the same in-depth level as the review and audit performed by the independent auditors.

ARTICLE II. COMPOSITION

         Each Audit Committee member shall meet the independence and financial literacy requirements of the New York Stock Exchange ("NYSE"). The Audit Committee shall be comprised of no less than three directors, the exact number to be determined by the Board of Directors.

INDEPENDENCE REQUIREMENTS

         Each member of the Audit Committee must be an independent director, and be free from any relationship to the Company that may interfere with the exercise of his/her independence from management and the Company
("Independent").

         In addition to the requirement that each member of the Audit Committee be Independent, the following restrictions shall apply to every Audit Committee member:

         a. EMPLOYEES. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a predecessor of the Company, the director could serve on the Audit Committee after three years following the termination of the relationship between the Company and the predecessor.

         b. BUSINESS RELATIONSHIP. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the Board of Directors' determination after three years following the termination of, as applicable (i) the relationship between the organization with which the director is affiliated and the Company, (ii) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (iii) the direct business relationship between the director and the Company.

         c. CROSS COMPENSATION COMMITTEE LINK. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Company's Audit Committee.

         d. IMMEDIATE FAMILY MEMBER. A director who is an "Immediate Family Member" of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. "Immediate Family Member" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

         Notwithstanding the requirements of subparagraphs (a) and (d) above, one director who is no longer an employee or who is an Immediate Family Member of a former executive officer of the Company or its affiliates, but is not considered Independent pursuant to these provisions because of the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Company's Board of Directors determines in its business judgment that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

FINANCIAL LITERACY REQUIREMENTS

         Each member of the Audit Committee must have a working familiarity with basic finance and accounting practices. Each member must be financially literate, as such qualification is interpreted by the Company's Board of Directors from time to time in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors from time to time interprets such qualification in its business judgment.

ELECTION PROCEDURE

         The members of the Audit Committee will be elected by the Board of Directors at its annual meeting or until their successors are duly elected and qualified. Unless a Chair of the Audit Committee is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

ARTICLE III. MEETINGS

         The Audit Committee will meet at least annually, and more frequently if circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with the Chief Financial Officer of the Company, the Controller of the Company, the chief internal auditor, if any, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these persons believe should be discussed privately.(1) In addition, the Audit Committee, or at least its Chair

--------
(1) The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

or a member selected by the Chair, should communicate with the independent auditors and management quarterly to review the Company's financial statements and significant findings consistent with Article IV.3 below.(2)

ARTICLE IV. RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee will:

DOCUMENTS/REPORTS PREPARATION AND REVIEW

1. Review and reassess the adequacy of this Charter periodically, and at least annually, as conditions dictate. If the Audit Committee determines that this Charter needs amendment, it will submit its proposals for amendments to the Board of Directors for approval.

2. Advise the Board of Directors of the Company as to whether the Audit Committee recommends that the Company's audited financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission ("SEC"). As the basis for this determination, the Audit Committee will, prior to the filing of the Company's Form 10-K:

         o Review and discuss with management the annual audited financial statements of the Company;

         o Discuss those matters communicated by the independent auditors to the Audit Committee as required by Statement of Auditing Standards No. 61 ("SAS 61") as well as the results of the audit;

         o Ensure the receipt of the written disclosures and the letter from the independent auditors regarding the auditors' independence as required by Independent Standards Board Statement No. 1 ("ISB 1"), as may be modified or supplemented, and discuss with the independent auditors the auditors' independence; and

         o Review any significant disagreements among management and the independent auditors, the internal accounting department or the internal auditors, if any, in connection with the preparation of the annual financial statements. This review should also include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.


--------

(2) These meetings with the independent auditors may be held in conjunction with the regular meetings of the Audit Committee or otherwise, and may be held in person or by teleconference.

3. Review and discuss with management the interim financial results of the Company to be included in each of the Company's quarterly reports on Form 10-Q to be filed with the SEC. Discuss any significant changes to the Company's accounting principles and any matters described in SAS 61 that have been identified by the independent auditors or management in connection with the independent auditors' review of the Company's interim financial statements as required by Statement of Auditing Standards No. 71 ("SAS 71") and that are required to be communicated pursuant to SAS 71. Review any significant disagreements among management and the independent auditors, the internal accounting department or the internal auditors, if any, in connection with the preparation of the interim financial statements. The Chair of the Audit Committee or a member selected by the Chair may represent the entire Audit Committee for purposes of this review.

4. Prepare annually, consulting with the Company's legal counsel, a report of the Audit Committee to shareholders as required by the SEC to be included in the Company's proxy statement. At a minimum, this report must state whether the Audit Committee has:

         o Reviewed and discussed the audited financial statements with management;

         o Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

         o Received the written disclosures and the letter from the independent auditors regarding the auditors' independence as required by ISB 1, as may be modified or supplemented, and discussed with the independent auditors the auditors' independence; and

         o Based on the review and discussions noted above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the preceding fiscal year for filing with the SEC.

5. Cooperate with management, the Board of Directors and the Company's legal counsel to ensure that a Written Affirmation is submitted to the NYSE annually and at any other time that the composition of the Audit Committee changes, affirming each Audit Committee member's independence, financial literacy, one member's accounting or related financial management expertise and that the Audit Committee has performed its annual review and reassessment of the adequacy of this Audit Committee Charter.

INDEPENDENT AUDITORS

6. Recommend to the Board of Directors annually the selection of the independent auditors, who are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select (subject to shareholder ratification), evaluate and, where appropriate, replace the independent auditors.

7. Consider the independence and effectiveness of the independent auditors, and approve the fees and other compensation to be paid to the auditors.

8. On an annual basis, ensure the receipt of, and review and discuss with the independent auditors all significant relationships included in, the report of the independent auditors to the Audit Committee as required under ISB 1, to determine if these relationships may impair the independent auditors' independence. In response to this report, review the independence and performance of the independent auditors. Consider whether the provision of any non-audit services by the independent auditors (those services not related to the audit of the annual financial statements or the review of the interim financial statements included in the Company' Form 10-Qs for such year) is compatible with maintaining the auditors' independence.

9. Approve any proposed dismissal of the independent auditors when circumstances warrant.

10. Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESS

11. In consultation with the independent auditors, the internal accounting department and the internal auditors, if any, review the integrity of the Company's financial reporting processes, both internal and external.

12. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

13. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, the internal accounting department or the internal auditors, if any.

14. Review the disclosure pertaining to the effects to the Company's auditing and accounting principles and practices of major accounting changes mandated by the SEC.

15. Review and discuss with management and the independent auditors the Company's internal controls regarding finance, accounting and legal compliance.

PROCESS IMPROVEMENT

16. Following completion of the annual audit, review separately with each of management, the independent auditors, the internal accounting department and the internal auditors, if any, any significant difficulties encountered during the course of the audit if raised by the independent auditors, management, the internal accounting department or the internal auditors, if any, including any restrictions on the scope of work or access to required information.

17. Review with the independent auditors, the internal accounting department, the internal auditors, if any, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.(3)

LEGAL AND ETHICAL COMPLIANCE

18. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include at a minimum consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future and the impact on previously issued financial statements and reports filed with governmental authorities.

19. Establish, review and update periodically a Compliance System and ensure that management has established a procedure to enforce this System.

20. Meet with the Company's Compliance Officer at least annually, and more frequently as circumstances dictate, to review management's monitoring of the Company's compliance with the Compliance System, and to ensure that management has the proper review system in place to ensure that

--------

(3) This review should be conducted at an appropriate time subsequent to the implementation of changes or improvements, as decided by the Audit Committee.

         the Company's financial statements, reports and other financial information filed with or disseminated to governmental agencies or the public satisfy legal requirements.

21. Review at least annually, with the Company's legal counsel, legal compliance matters including corporate securities trading policies.

22. Review at least annually, policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.

23. Review at least annually, a summary of directors' and officers' related party transactions and potential conflicts of interest.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

24. Cooperate with management, the Board of Directors and the Company's legal counsel to ensure that the Audit Committee Charter is filed with the SEC at least every three years as an appendix to the Company's proxy statement for its annual meeting of shareholders in accordance with SEC rules and regulations.

25. Cooperate with management, the Board of Directors and the Company's legal counsel to ensure that the Company discloses in its proxy statement for its annual meeting of shareholders whether the Audit Committee members are "Independent" as defined in Section II of this Charter and the NYSE listing standards, and disclose certain information regarding any director of the Audit Committee who is not "Independent."

26. Review, with the Company's legal counsel, any legal matter that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

27. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

28. Review any regular internal reports to management prepared by the internal accounting department or the internal auditors, if any, and management's responses.

29. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal accounting department, as needed. The internal accounting department shall be responsible to senior management, but also has a direct reporting responsibility to the Board of Directors through the Audit Committee.

30. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors, the internal accounting department and the internal auditors, if any, regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

31. Review financial and accounting personnel succession planning within the Company.

32. Perform any other activities consistent with this Charter, the Company's Bylaws and the General Corporation Law of Maryland, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                                   PROXY CARD
                             JDN REALTY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Craig Macnab and John D. Harris, Jr., and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of JDN Realty Corporation, to be held on Thursday, May 17, 2001, at 8:00 a.m. (Atlanta Time) at the Grand Hyatt Atlanta at 3300 Peachtree Road Northeast, Atlanta, Georgia 30305, and at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE-NAMED PROXIES WILL VOTE (1) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, AND (2) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                          (Continued on reverse side)

1.  Election of Class I Director Nominees: William G. Byrnes and William B.
Greene
   Election of Class II Director Nominee: Lee S. Wielansky


  [ ] FOR nominees listed (except     [ ] AGAINST nominees listed         WITHHOLD AUTHORITY to vote for any
      withheld to the contrary)                                           individual nominee. Write name of
                                                                          nominee here:

                                                                          ----------------------------------

                                           Dated: ------------------------, 2001

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature if held jointly

                                           IMPORTANT: Please sign exactly as
                                           your name or names appear on this
                                           proxy and mail promptly in the
                                           enclosed envelope. If you sign as
                                           agent or in any other capacity,
                                           please state the capacity in which
                                           you sign.